N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER 2021 PERFORMANCE
•Revenues Increased 11% to $72.3 Billion, with Strong and Diversified Growth across Optum and UnitedHealthcare
•Earnings from Operations $5.7 Billion
•Cash Flows from Operations $7.6 Billion or 1.8x Net Income
•Net Earnings $4.28 Per Share and Adjusted Earnings $4.52 Per Share

MINNETONKA, Minn. (October 14, 2021) – Consistent, well-balanced growth continued across UnitedHealth Group (NYSE: UNH) in the third quarter 2021.

“Our positive growth and operating results are thanks to the 340,000 Optum and UnitedHealthcare team members who strive every day to help clinicians deliver and people access quality, affordable health care,” said Andrew Witty, chief executive officer of UnitedHealth Group.

The Company increased its full year net earnings outlook to $17.70 to $17.95 per share and adjusted earnings to $18.65 to $18.90 per share. The Company’s full year 2021 outlook for net unfavorable COVID-19 earnings effects is consistent with previous expectations.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2021	2020	2021
Revenues	$72.3 billion	$65.1 billion	$71.3 billion
Earnings from Operations	$5.7 billion	$4.7 billion	$6.0 billion
Net Margin	5.6%	4.9%	6.0%

•UnitedHealth Group’s third quarter 2021 revenues of $72.3 billion grew $7.2 billion or 11.1% year-over-year, reflecting balanced, double-digit growth at both Optum and UnitedHealthcare.
•Third quarter 2021 earnings from operations were $5.7 billion including well diversified contributions from across the enterprise. The Optum businesses comprised 54% of the consolidated total. Adjusted net earnings per share were $4.52.
•Cash flows from operations in the third quarter were $7.6 billion or 1.8 times net income and $19.1 billion year-to-date or 1.4 times net income.
•The third quarter 2021 medical care ratio of 83.0% compared to 81.9% last year, with the variance due largely to the repeal of the health insurance tax. Favorable medical reserve development was $700 million, with $520 million related to 2021 and a majority of the effect offset by rebates, risk-corridors and other related factors. Days claims payable of 50.4 days compared to 49.1 days in the second quarter 2021 and 46.8 days in the third quarter 2020.
•The operating cost ratio of 14.8% this quarter decreased from 15.6% in third quarter 2020 primarily due to the repeal of the health insurance tax and continued productivity advances, partially offset by business mix and growth and innovation investments.
•The Company returned $1.4 billion to shareholders in the third quarter via dividends, an increase of 16% in the annual dividend rate from the year ago quarter. The Company repurchased 2.5 million shares for $1.1 billion in the quarter.
•Return on equity of 23.5% in the quarter reflected the Company’s strong overall operating performance and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2021	2020	2021
Revenues	$55.9 billion	$50.4 billion	$55.5 billion
Earnings from Operations	$2.7 billion	$2.1 billion	$3.1 billion
Operating Margin	4.7%	4.1%	5.6%

•UnitedHealthcare third quarter 2021 revenues of $55.9 billion grew by $5.6 billion or 11.0% compared to the previous year. Continued strong growth in UnitedHealthcare’s community and senior offerings and growth serving 320,000 more people in commercial risk and self-funded offerings this quarter contributed to the revenue expansion. This includes commercial business expansion and organic growth in both specialty and medical benefits, such as innovative, consumer-centric and provider-led benefit plans.
•Total people served by UnitedHealthcare grew by 790,000 in the third quarter and nearly 2 million people since the end of 2020, led by continued strong growth in Medicare Advantage, Dual Special Needs Plans and Medicaid more broadly. New Medicaid regions served this year include North Carolina, Kentucky and Indiana, with recent new contract awards in Nevada, Ohio and Hawaii. UnitedHealthcare is on pace to grow by more than 900,000 additional people in Medicare Advantage this year including Dual Special Needs Plans.
•Third quarter 2021 operating earnings were $2.7 billion compared to $2.1 billion last year, reflecting strong member growth, reduced net COVID-19 effects and a continued focus on operating cost management.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2021	2020	2021
Revenues	$39.8 billion	$34.9 billion	$38.3 billion
Earnings from Operations	$3.1 billion	$2.6 billion	$2.9 billion
Operating Margin	7.7%	7.4%	7.5%

•Optum third quarter revenues of $39.8 billion grew 13.9% and operating earnings of $3.1 billion grew 18.5% compared to the prior year, with each of the three Optum businesses contributing to operating earnings growth, led by OptumHealth.
•OptumHealth revenue per consumer served grew 30% year-over-year in the quarter and the business grew to serve 99 million people at the end of third quarter 2021 compared to 98 million a year ago. This growth included more people served in value-based care arrangements and further build-out of local market care delivery services, including clinic-based and outpatient services, and in-home physical and digital capabilities.
•OptumInsight’s revenue backlog of $22.3 billion increased $2.4 billion or 12% compared to the third quarter 2020, with the growing backlog and pipeline driven by comprehensive managed services, including revenue management, care coordination, digital modernization and payment integrity services. Recent business wins include a significant new client relationship with SSM Health to help accelerate operational performance, clinical outcomes and patient health care experiences.
•OptumRx adjusted scripts in the quarter were 344 million, growth of 6% compared to last year driven by growth in people served and as the provision of care and usage of pharmaceuticals has continued to recover over the last year. OptumRx continues to grow and diversify its pharmacy care offerings, including the number of community-based behavioral health pharmacies and growth in specialty pharmacy, infusion services and e-commerce offerings.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: Optum, which provides information and technology-enabled health services; and UnitedHealthcare, which provides health care coverage and benefits services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 28, 2021. The conference call replay can also be accessed by dialing 1-888-203-1112, Conference Code: 5065077. This earnings release and the Form 8-K dated October 14, 2021 can also be accessed from the Investor Relations page of the Company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2021

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Premiums	$56,967	$50,863	$168,686	$150,897
Products	8,703	8,777	25,476	25,455
Services	6,164	5,124	18,181	14,265
Investment and other income	503	351	1,511	1,057
Total revenues	72,337	65,115	213,854	191,674
Operating costs
Medical costs	47,302	41,636	138,752	117,314
Operating costs	10,725	10,174	31,307	30,190
Cost of products sold	7,802	7,935	23,034	23,123
Depreciation and amortization	796	719	2,332	2,159
Total operating costs	66,625	60,464	195,425	172,786
Earnings from operations	5,712	4,651	18,429	18,888
Interest expense	(422)	(395)	(1,229)	(1,262)
Earnings before income taxes	5,290	4,256	17,200	17,626
Provision for income taxes	(1,099)	(1,000)	(3,659)	(4,209)
Net earnings	4,191	3,256	13,541	13,417
Earnings attributable to noncontrolling interests	(105)	(84)	(327)	(226)
Net earnings attributable to UnitedHealth Group common shareholders	$4,086	$3,172	$13,214	$13,191
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$4.28	$3.30	$13.82	$13.73
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$4.52	$3.51	$14.54	$14.36
Diluted weighted-average common shares outstanding	955	962	956	961
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Cash and short-term investments	$23,871	$19,781
Accounts receivable, net	14,152	12,870
Other current assets	23,587	21,067
Total current assets	61,610	53,718
Long-term investments	44,777	41,242
Other long-term assets	106,658	102,329
Total assets	$213,045	$197,289
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$25,918	$21,872
Short-term borrowings and current maturities of long-term debt	3,620	4,819
Other current liabilities	50,037	45,729
Total current liabilities	79,575	72,420
Long-term debt, less current maturities	43,345	38,648
Other long-term liabilities	15,493	15,682
Redeemable noncontrolling interests	1,373	2,211
Equity	73,259	68,328
Total liabilities, redeemable noncontrolling interests and equity	$213,045	$197,289

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net earnings	$13,541	$13,417
Noncash items:
Depreciation and amortization	2,332	2,159
Deferred income taxes and other	178	167
Share-based compensation	591	527
Net changes in operating assets and liabilities	2,483	(197)
Cash flows from operating activities	19,125	16,073
Investing Activities
Purchases of investments, net of sales and maturities	(3,702)	(1,386)
Purchases of property, equipment and capitalized software	(1,759)	(1,477)
Cash paid for acquisitions, net	(4,727)	(4,326)
Other, net	(900)	(165)
Cash flows used for investing activities	(11,088)	(7,354)
Financing Activities
Common share repurchases	(3,950)	(2,541)
Dividends paid	(3,915)	(3,400)
Net change in short-term borrowings and long-term debt	3,733	2,941
Other, net	304	1,006
Cash flows used for financing activities	(3,828)	(1,994)
Effect of exchange rate changes on cash and cash equivalents	(45)	(160)
Increase in cash and cash equivalents	4,164	6,565
Cash and cash equivalents, beginning of period	16,921	10,985
Cash and cash equivalents, end of period	$21,085	$17,550

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
UnitedHealthcare	$55,927	$50,373	$166,515	$150,548
Optum	39,785	34,923	114,472	100,457
Eliminations	(23,375)	(20,181)	(67,133)	(59,331)
Total consolidated revenues	$72,337	$65,115	$213,854	$191,674
Earnings from Operations
UnitedHealthcare	$2,651	$2,068	$9,854	$11,963
Optum (a)	3,061	2,583	8,575	6,925
Total consolidated earnings from operations	$5,712	$4,651	$18,429	$18,888
Operating Margin
UnitedHealthcare	4.7%	4.1%	5.9%	7.9%
Optum	7.7%	7.4%	7.5%	6.9%
Consolidated operating margin	7.9%	7.1%	8.6%	9.9%

Revenues
UnitedHealthcare Employer & Individual	$15,094	$14,081	$44,668	$41,324
UnitedHealthcare Medicare & Retirement	24,931	22,606	75,709	68,613
UnitedHealthcare Community & State	13,763	11,820	39,846	34,796
UnitedHealthcare Global	2,139	1,866	6,292	5,815

OptumHealth	$13,812	$10,499	$39,515	$28,830
OptumInsight	3,139	2,767	8,948	7,893
OptumRx	23,337	22,081	67,465	65,009
Optum eliminations	(503)	(424)	(1,456)	(1,275)
(a)Earnings from operations for Optum for the three and nine months ended September 30, 2021 included $1,143 and $3,233 for OptumHealth; $906 and $2,447 for OptumInsight; and $1,012 and $2,895 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2020 included $835 and $2,388 for OptumHealth; $785 and $1,882 for OptumInsight; and $963 and $2,655 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Commercial:
Risk-based	7,960	7,840	7,910	7,950
Fee-based	18,595	18,395	18,310	18,400
Total Commercial	26,555	26,235	26,220	26,350
Medicare Advantage	6,455	6,385	5,710	5,670
Medicaid	7,510	7,130	6,620	6,435
Medicare Supplement (Standardized)	4,405	4,390	4,460	4,450
Total Community and Senior	18,370	17,905	16,790	16,555
Total UnitedHealthcare - Domestic Medical	44,925	44,140	43,010	42,905
Global	5,490	5,485	5,425	5,285
Total UnitedHealthcare - Medical	50,415	49,625	48,435	48,190

Supplemental Data
Medicare Part D stand-alone	3,725	3,750	4,045	4,075

OPTUM PERFORMANCE METRICS

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
OptumHealth Consumers Served (in millions)	99	99	98	98
OptumInsight Contract Backlog (in billions)	$22.3	$21.3	$20.2	$19.9
OptumRx Quarterly Adjusted Scripts (in millions)	344	342	331	325

Note: UnitedHealth Group served 146 million unique individuals across all businesses at September 30, 2021.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2021	2020	2021	2020	2021
GAAP net earnings attributable to UnitedHealth Group common shareholders	$4,086	$3,172	$13,214	$13,191	$16,900 - $17,150
Intangible amortization	305	269	904	801	~1,200
Tax effect of intangible amortization	(74)	(64)	(220)	(194)	~(290)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$4,317	$3,377	$13,898	$13,798	$17,800 - $18,050

GAAP diluted earnings per share	$4.28	$3.30	$13.82	$13.73	$17.70 - $17.95
Intangible amortization per share	0.32	0.28	0.95	0.83	~1.25
Tax effect per share of intangible amortization	(0.08)	(0.07)	(0.23)	(0.20)	~(0.30)
Adjusted diluted earnings per share	$4.52	$3.51	$14.54	$14.36	$18.65 - $18.90

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.